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                                                                    EXHIBIT 11.1




           HOME HEALTH CORPORATION OF AMERICA, INC.  AND SUBSIDIARIES

                COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE

              FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 1997


The following calculation is submitted in accordance with the Securities Act of 1934:


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                                               Three months ended                     Six months ended
                                                December 31, 1997                     December 31, 1997
                                       -----------------------------------    ----------------------------------
                                           Basic               Diluted             Basic             Diluted
                                       --------------    -----------------    --------------    ----------------
                                                        (in thousands, except per share data)
Net loss available to common
 stockholders                             $(23,856)           $(23,856)          $(21,828)            $(21,828)
                                       ==============    =================    ==============    ================

Weighted average number of common
 shares outstanding during period            9,158               9,158              9,153                9,153

Weighted average number of common
 shares subject to exercise under
 outstanding stock options and
 warrants, net of treasury shares
 assumed repurchased (a)                         -                   -                  -                    -
                                       --------------    -----------------    --------------    ----------------
Weighted average number of common
 shares outstanding                           9,158                9,158             9,153                9,153
                                       ==============    =================    ==============    ================
Net loss per share                           $(2.60)              $(2.60)           $(2.38)              $(2.38)
                                       ==============    =================    ==============    ================

(a) No shares were assumed outstanding for the diluted calculation as such Shares were anti-dilutive and decreased the loss per Share to $2.57 and $2.35 for the three and six months ended December 31, 1997, respectively.
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